Exhibit 99.2

Independent Auditors’ Report

The Board of Directors
Martin Midstream GP LLC:

     We have audited the accompanying balance sheet of Martin Midstream GP LLC as of December 31, 2002. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Martin Midstream GP LLC at December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Shreveport, Louisiana
December 19, 2003